Exhibit 10.4

AGREEMENT TO EXTEND CLOSING DATE OF

OPTION TO PURCHASE MINERERAL RIGHTS AGREEMENT

AN OPTION TO PURCHASE MINERAL RIGHTS AGREEMENT was granted and effective as of June 18, 2010 (the "DATE OF GRANT"), by Rocky and Evenette G. Greenfield, as individuals, whose address is 14605 West Taylor Road, Cheney, Washington (the “OPTIONORS"), and the OPTION TO PURCHASE MINERAL RIGHTS AGREEMENT (the "AGREEMENT") was executed, effective as of the DATE OF GRANT, by and between the OPTIONORS and Holms Energy LLC, a Limited Liability Company organized pursuant to the laws of the state of Nevada, whose address is 470 Holms Gulch Road, Helena, Montana 59601 (the "OPTIONEE").

The original option was to be exercised on or before August 31, 2010 or said Option to Purchase Mineral Rights could be terminated at the option of the OPTIONORS.  For good and valuable consideration, the OPTIONORS hereby agree to extend the date of the option to November 15, 2010.  It being understood that all other terms and conditions in the Option to Purchase and Purchase Agreement remain the same.

IN WITNESS WHEREOF, the parties have executed this Agreement as of this 31st day of August, 2010.

"OPTIONEE"

"OPTIONORS"

By: /s/ Val M. Holms

By: /s/ Evenette Greenfield

Val M. Holms for Holms Energy, LLC

       Evenette Greenfield

By: /s/ Rocky Greenfield

       Rocky Greenfield